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                                                                     EXHIBIT 5.1

September 20, 2004

                                                    Mayer, Brown, Rowe & Maw LLP
                                                       190 South La Salle Street
                                                    Chicago, Illinois 60603-3441

GATX Financial Corporation                               Main Tel (312) 782-0600
500 West Monroe Street                                   Main Fax (312) 701-7711
Chicago, Illinois 60661-3676                              www.mayerbrownrowe.com

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

      We have acted as special counsel for GATX Financial Corporation
(the "Company") in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission relating to the registration of the Company's 6.273% Senior Notes due 2011 (the "Notes"). Pursuant to the Registration Statement, the Company is offering to exchange (the "Exchange Offer") up to $165,265,000 aggregate principal amount of the Notes for a like amount of its outstanding 6.273% Senior Notes due 2011 (the "Original Notes"). The Notes will be issued upon consummation of the Exchange Offer. The Original Notes were, and the Notes will be, issued pursuant to an indenture, dated as of November 1, 2003, as supplemented by Supplemental Indenture No. 1 thereto, dated June 22, 2004 (the "Indenture"), between the Company and JPMorgan Chase Bank, as trustee (the "Trustee").

      In our capacity as counsel to the Company we have examined (i) the Registration Statement, (ii) the Indenture and (iii) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

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GATX Financial Corporation
September 20, 2004
Page 2

      Our opinion set forth below is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States and we do not express any opinion herein concerning any other laws.

      Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, when the Notes have been duly authorized and executed by the Company, the Notes have been authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to holders tendering into the Exchange Offer in accordance with the terms of the Exchange Offer as set forth in the Registration Statement, the Notes will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      The opinion set forth above is subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

      We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included as part of the Registration Statement.

                                         Very truly yours,

                                         /s/ MAYER, BROWN, ROWE & MAW LLP

                                         MAYER, BROWN, ROWE & MAW LLP